UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 9, 2024

Alerus Financial Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39036	45-0375407
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Demers Avenue
Grand Forks, North Dakota 58201
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (701) 795-3200

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $1.00 par value per share	ALRS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.         Completion of acquisition or disposition of assets.

On October 9, 2024, Alerus Financial Corporation, a Delaware corporation (the “Company”), completed its previously announced acquisition (the “Merger”) of HMN Financial, Inc. (“HMNF”), pursuant to the Agreement and Plan of Merger, dated May 14, 2024 (the “Merger Agreement”). At the effective time of the Merger on October 9, 2024 (the “Effective Time”), HMNF merged with and into the Company, with the Company surviving the Merger. Immediately following the Merger, Home Federal Savings Bank, a federal savings bank headquartered in Rochester, Minnesota, and a wholly-owned subsidiary of HMNF, merged with and into Alerus Financial, National Association (the “Bank”), a national banking association headquartered in Grand Forks, North Dakota, and a wholly-owned subsidiary of the Company, with the Bank continuing as the surviving bank.

Pursuant to the terms of the Merger Agreement, as of the Effective Time, each outstanding share of HMNF common stock was automatically converted as a result of the Merger into the right to receive 1.25 shares (the “Exchange Ratio”) of the Company’s common stock, with cash to be paid in lieu of fractional shares. Each outstanding share of the Company’s common stock remains outstanding and was unaffected by the Merger.

Following the closing of the Merger, the shares of HMNF common stock, which were previously listed on the Nasdaq Capital Market under the symbol “HMNF,” will no longer be listed on the Nasdaq Capital Market.

The foregoing description of the transactions contemplated by the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 15, 2024, and incorporated herein by reference.

Item 5.02.         Departure of directors or certain officers; election of directors; appointment of certain officers; compensatory arrangements of certain officers.

In connection with the Merger and pursuant to the terms of the Merger Agreement, on October 9, 2024, the Company increased the size of its board of directors (the “Board”), contingent and effective immediately upon the Effective Time, from eight to nine members, and appointed one former HMNF director, Jeffrey Bolton, to the Board to serve until the next annual meeting of the Company’s stockholders, subject to his prior death, resignation or removal from office as provided by law. Mr. Bolton qualifies as an independent director of the Company, and was not appointed to serve on any committees of the Board at this time.

Mr. Bolton will participate in the Company’s standard non-employee director compensation arrangements, as described under “Director Compensation” in the Company’s definitive proxy statement filed with the SEC on March 25, 2024, which description is incorporated herein by reference, as such arrangements may be amended from time to time.

The information relating to Mr. Bolton under the heading “The Merger – Interests of certain persons in the merger,” included in the Company’s Registration Statement on Form S-4 (333-280815) filed in connection with the proposed Merger, including under the subheading “—Board Representation,” included thereunder, is hereby incorporated by reference.

Item 7.01.         Regulation FD Disclosure.

On October 9, 2024, the Company issued a press release announcing the completion of the Merger and the appointment of Mr. Bolton to the Board. A copy of the press release is attached to this report as Exhibit 99.1, which is incorporated herein by reference.

The information furnished pursuant to this Item and the related exhibit are being “furnished” and will not, except to the extent required by applicable law or regulation, be deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01.         Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements required by this Item 9.01(a) will be filed by an amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information.

The unaudited pro forma financial statements required by this Item 9.01(b) will be filed by an amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit No.	Description

10.1
Agreement and Plan of Merger, by and between Alerus Financial Corporation and HMN Financial, Inc., dated May 14, 2024* (incorporated herein by reference to Exhibit 2.1 on Form 8-K filed on May 15, 2024).

99.1	Press Release of Alerus Financial Corporation, dated October 9, 2024.

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

* The Company has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(b) of Regulation S-K. The Company will furnish a copy of any omitted schedule or similar attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2024	Alerus Financial Corporation

	By:	/s/ Katie A. Lorenson
	Name:	Katie A. Lorenson
	Title:	President and Chief Executive Officer